Exhibit 99.1

PRESS RELEASE

For more information contact:	January 23, 2008
Lisa Free
(334) 676-5105

COLONIAL BANCGROUP REPORTS 4TH QUARTER

EARNINGS; INCREASES DIVIDEND

SUMMARY OF 2007 RESULTS:

•	Earnings per share of $0.06 for the 4th quarter, including $0.26 of provision in excess of net charge-offs and $0.02 of merger and severance costs

•	Significant increase in loan loss reserve to 1.50% of loans at 12/31/07 compared to 1.14% at 9/30/07 and 1.13% at 12/31/06

•

Net charge-off ratio was 0.35% for 2007 and 0.88% annualized for the 4th quarter; $34 million in net charge-offs in the 4th quarter; $93 million in loan loss provision or 2.7 times 4th quarter net charge-offs

•	Nonperforming assets ratio was 0.86% at 12/31/07 compared to 0.46% at 9/30/07

•	Net interest income increased 1% over 2006; Net interest margin of 3.55% for 2007 and 3.43% for the 4th quarter

•	Strong core noninterest income growth of 15% over 2006

•	Average deposit growth of 5% over 2006

•	Closed and integrated the acquisition of Citrus and Chemical in December and Commercial Bank of Florida in June

•	Total assets of $26 billion at 12/31/07

•	Increase in annual dividend rate to $0.76

MONTGOMERY, Ala. - (NYSE: CNB) The Colonial BancGroup, Inc. Chairman, CEO and President, Robert E. Lowder, announced today that the Company had operating earnings per diluted share for the year ended December 31, 2007 of $1.37, compared to $1.71 in 2006. Net income per diluted share for the year ended December 31, 2007 was $1.17 compared to $1.72 in 2006.

Net income per diluted share in the fourth quarter of 2007 was $0.06 compared to $0.43 per share in the fourth quarter of 2006. The Company recognized $0.02 of merger and severance expenses in the fourth quarter, bringing operating earnings per diluted share to $0.08.

“In light of current economic conditions and after undertaking a comprehensive review of our asset portfolio in every market, Colonial has conservatively provided $93 million in the quarter to build our loan loss reserves to 1.50% of loans. We believe that by increasing our loan loss reserves to that level, and providing 2.7 times more than our net charge-offs in the quarter, Colonial is well positioned to handle the continued weakness in the housing sector,” said Mr. Lowder. The allowance for loan losses was $239 million, or 1.50% of loans, at December 31, 2007, up from $175 million, or 1.13% of loans, at December 31, 2006. The allowance represented 174% of nonperforming assets at December 31, 2007.

Colonial’s net charge-offs were 0.35% of average loans for 2007, an increase from 0.12% for 2006. Colonial recorded net charge-offs in the fourth quarter of $34 million, or 0.88% annualized of average loans in the quarter compared to annualized net charge-offs of 0.18% of average loans for the first nine months of the year. The nonperforming assets ratio at December 31, 2007 was 0.86% of period end loans and nonperforming assets compared to 0.46% at September 30, 2007 and 0.16% at December 31, 2006. Total nonperforming assets at December 31, 2007 were $138 million. As expected, nonperforming assets primarily consisted of residential real estate loans in Florida.

Total loans were $15.9 billion at December 31, 2007 compared to $15.5 billion at December 31, 2006, a 3% increase. Excluding the two acquisitions completed in 2007 and the sale of residential real estate loans early in 2007, loans at December 31, 2007 declined

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by 1% from December 31, 2006. “We began to see signs of overbuilding and excess inventories in 2006, mainly in markets and in property types with large speculative components. As a result, we tightened our underwriting standards considerably and therefore generated little new loan volume outside of the State of Texas, which so far remains a bright spot in the country,” said Mr. Lowder.

Colonial’s net interest income increased 1% over 2006. The net interest margin for 2007 was 3.55% compared to 3.71% for 2006. Net interest margin contracted 22 basis points to 3.43% in the fourth quarter from 3.65% in the third quarter primarily because intense deposit competition in our markets from money center banks, brokerage firms and other commercial banks prevented the Company from passing through the Federal Reserve rate cuts to depositors.

The Company completed the acquisition and integration of Citrus and Chemical Bancorporation, Inc. (C&C), headquartered in Lakeland, Florida in December. On the date of acquisition, C&C had $533 million in loans, $673 million in deposits and ten branches. “We are pleased to have the additional locations acquired in the fast growing area of Polk County, Florida. We have completed the conversion of C&C to Colonial’s systems in order to offer our full range of banking products to our new Colonial customers,” said Mr. Lowder.

Core noninterest income for 2007 grew a significant 15% over 2006 with increases in retail and mortgage banking fees, both of which increased 10%, and fees from financial planning services, which increased 19%. Other income includes income from real estate joint ventures and gains on sales of properties which also increased in 2007.

Noninterest expenses were well controlled. Colonial’s efficiency ratio was 55.49% in 2007 compared to 55.34% in 2006. After rigorous analysis of staffing needs, salaries and benefits declined in 2007 from 2006.

“The daily reports of worsening economic conditions in the U.S., especially in the financial services sector, warrant comment. Fortunately, Colonial has no subprime exposure and

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stopped lending in the riskiest condo-building areas well before these sweeping developments. Nonetheless, the illiquidity in the financial markets affects some of Colonial’s borrowers markedly. Our special assets teams – which have seen and coped with these market cycles before – are working effectively to minimize the bank’s exposure. I expect 2008 to bring further challenges to the industry, but with our solid capital and market places which are inherently attractive, Colonial is confident, that in the words of the old saying ‘this too will pass’. Acting upon this belief, the Company approved a modest increase in the dividend at our most recent board meeting,” said Mr. Lowder.

Colonial BancGroup operates 338 branches in Florida, Alabama, Georgia, Nevada and Texas with approximately $26 billion in assets. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB and is located online at www.colonialbank.com. In some newspapers, the stock is listed as ColBgp.

Colonial’s management will host a conference call on January 23, 2008 at 9:00 AM/ET to discuss the earnings results for 2007. Individuals are encouraged to listen to the live webcast of the presentation as well as view a slide presentation by visiting Colonial’s website at www.colonialbank.com. The webcast will be hosted under “Events and Presentations” located under the “Investor Relations” section of the website. To participate in the Q&A session of the conference call, dial (888) 244-2459 or (913) 312-0728 Toll International, (Leader: Lisa Free).

A replay of the conference call will be available beginning at 6:00 PM/ET on January 23, 2008 and ending at midnight on January 28, 2008 by dialing (888) 203-1112 (Domestic Toll-Free) or (719) 457-0820 (Toll International). The passcode for both numbers is 4512592.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” “potential” and “anticipates,” the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this release or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable then expected;

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•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied and projected returns on investments;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2008 and beyond;

•	natural disasters in BancGroup’s primary market areas which result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state regulatory changes;

•	current and future litigation, regulatory investigations, proceedings or inquiries;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	acts of terrorism or war; and

•	changes in the securities markets.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

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THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary

(Dollars in millions)	Dec 31, 2007	Dec 31, 2006	% Change Dec ‘06 to Dec ‘07
Total assets	$25,976	$22,784	14%
Loans, net of unearned income	15,923	15,479	3%
Total securities	3,683	3,085	19%
Non-time deposits	9,772	9,093	7%
Total deposits	18,544	16,091	15%
Shareholders’ equity	2,274	2,057	11%

Earnings Summary

	Three Months Ended			Twelve Months Ended
(In thousands, except per share amounts)	Dec 31, 2007	Sept 30, 2007	% Change Sept ‘07 to Dec ‘07	Dec 31, 2007	Dec 31, 2006	% Change Dec 31, ‘06 to ‘07
Net Income:
Net interest income	$195,201	$196,011	0%	$761,374	$755,267	1%
Provision for loan losses	93,295	4,800	1844%	106,450	22,142	381%
Core noninterest income	57,316	52,958	8%	209,433	181,621	15%
Securities and derivatives gains, net	1,950	—	NM	4,047	4,772	-15%
Securities restructuring charges	—	—	NM	(36,006)	—	NM
Gain on sale of mortgage loans	—	—	NM	3,850	—	NM
Gain on sale of merchant services	—	—	NM	4,900	—	NM
Gain on sale of Goldleaf	—	—	NM	—	2,829	NM

Total noninterest income	59,266	52,958	12%	186,224	189,222	-2%
Core noninterest expense	140,814	133,698	5%	542,139	519,188	4%
Severance expense	2,571	500	414%	6,616	413	1502%
Merger related expenses	1,717	753	128%	4,015	—	NM
Net losses related to the early extinguishment of debt	—	—	NM	6,908	—	NM

Total noninterest expense	145,102	134,951	8%	559,678	519,601	8%
Minority interest expense/REIT preferred dividends	5,336	5,336	0%	12,984	—	NM

Income before tax	10,734	103,882	-90%	268,486	402,746	-33%
Income tax	1,762	34,527	-95%	87,561	136,933	-36%

Net Income	$8,972	$69,355	-87%	$180,925	$265,813	-32%

DILUTED EARNINGS PER SHARE:
EPS - GAAP	$0.06	$0.45	-87%	$1.17	$1.72	-32%
One-time gains, net of tax (1)	—	—		(0.03)	(0.01)
Restructuring and other charges, net of tax (2)	0.02	—		0.23	—

EPS - Operating	$0.08	$0.45	-82%	$1.37	$1.71	-20%

Average diluted shares outstanding	154,532	154,320		154,391	154,810
KEY RATIOS:
Net interest margin	3.43%	3.65%	-6%	3.55%	3.71%	-4%
Book value per share	$14.44	$14.16	2%	$14.44	$13.46	7%
Dividends paid per share	$0.1875	$0.1875	0%	$0.7500	$0.6800	10%

(1)	Includes gain on sale of mortgage loans, merchant services and Goldleaf.

(2)	Includes securities restructuring charges, severance expense, merger related expenses and net losses related to the early extinguishment of debt.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

Earnings Summary

						Twelve Months Ended
(Dollars in thousands, except per share amounts)	4th Qtr. 2007	3rd Qtr. 2007	2nd Qtr. 2007	1st Qtr. 2007	4th Qtr. 2006	Dec 31, 2007	Dec 31, 2006
Net interest income	$195,201	$196,011	$190,217	$179,945	$184,468	$761,374	$755,267
Provision for loan loss	93,295	4,800	6,105	2,250	3,400	106,450	22,142
Noninterest income:
Service charges on deposit accounts	19,717	19,376	18,694	17,679	18,884	75,466	65,071
Electronic banking	4,843	4,923	4,648	4,401	4,356	18,815	17,212
Other retail banking fees	2,614	2,794	3,255	3,612	3,543	12,275	14,436

Retail banking fees	27,174	27,093	26,597	25,692	26,783	106,556	96,719
Financial planning services	4,123	4,506	4,283	3,822	3,316	16,734	14,054
Mortgage banking origination and sales	4,840	3,236	3,660	3,187	3,706	14,923	13,540
Mortgage warehouse fees	3,017	5,936	6,332	6,955	6,935	22,240	25,323
Bank-owned life insurance	5,203	5,070	5,002	4,955	3,797	20,230	15,954
Other income	12,959	7,117	6,891	1,783	4,904	28,750	16,031

Core noninterest income	57,316	52,958	52,765	46,394	49,441	209,433	181,621
Securities and derivatives gains, net	1,950	—	1,116	981	388	4,047	4,772
Securities restructuring charges	—	—	—	(36,006)	—	(36,006)	—
Gain on sale of mortgage loans	—	—	—	3,850	—	3,850	—
Gain on sale of merchant services	—	—	4,900	—	—	4,900	—
Gain on sale of Goldleaf	—	—	—	—	—	—	2,829

Total noninterest income	59,266	52,958	58,781	15,219	49,829	186,224	189,222
Noninterest expense:
Salaries and employee benefits	70,900	68,345	70,256	69,554	67,432	279,055	279,612
Occupancy expense of bank premises, net	21,848	19,634	18,722	18,505	18,210	78,709	67,338
Furniture and equipment expense	13,564	13,226	13,350	13,122	12,953	53,262	48,585
Professional services	5,092	4,967	4,628	4,100	4,773	18,787	18,465
Electronic banking and other retail banking expenses	4,175	5,766	5,507	4,212	4,418	19,660	13,521
Amortization of intangible assets	3,606	3,500	3,201	3,051	3,050	13,358	12,209
Communications	2,531	2,677	2,900	2,991	2,919	11,099	10,845
Postage and courier	2,736	2,589	2,692	2,639	2,407	10,656	10,476
Advertising	2,597	1,570	3,683	2,215	2,514	10,065	10,782
Travel	1,670	1,586	1,950	1,739	2,127	6,945	8,200
Other expense	12,095	9,838	10,447	8,163	9,313	40,543	39,155

Core noninterest expense	140,814	133,698	137,336	130,291	130,116	542,139	519,188
Severance expense	2,571	500	520	3,025	413	6,616	413
Merger related expenses	1,717	753	1,116	429	—	4,015	—
Net losses related to the early extinguishment of debt	—	—	2,512	4,396	—	6,908	—

Total noninterest expense	145,102	134,951	141,484	138,141	130,529	559,678	519,601
Minority interest expense/REIT preferred dividends	5,336	5,336	2,312	—	—	12,984	—

Income before tax	10,734	103,882	99,097	54,773	100,368	268,486	402,746
Income tax	1,762	34,527	32,978	18,294	34,125	87,561	136,933

Net Income	$8,972	$69,355	$66,119	$36,479	$66,243	$180,925	$265,813

Earnings per share - Diluted	$0.06	$0.45	$0.43	$0.24	$0.43	$1.17	$1.72
Selected ratios
Return on average assets*	0.14%	1.15%	1.15%	0.64%	1.16%	0.76%	1.20%
Return on average equity*	1.58%	12.65%	12.24%	7.15%	12.85%	8.35%	13.34%
Efficiency ratio(1)	55.29%	53.29%	56.20%	57.38%	55.55%	55.49%	55.34%
Noninterest income(1)/ avg assets*	0.90%	0.88%	0.92%	0.82%	0.86%	0.88%	0.82%
Noninterest expense(1)/ avg assets*	2.22%	2.24%	2.38%	2.26%	2.29%	2.27%	2.33%
Net interest margin	3.43%	3.65%	3.66%	3.46%	3.53%	3.55%	3.71%
Equity to assets	8.75%	8.84%	9.28%	9.09%	9.03%
Tier one leverage	6.67%	7.34%	7.92%	7.41%	7.81%
Tangible common equity ratio	4.83%	5.32%	5.65%	6.36%	6.26%
Tangible capital ratio	6.00%	6.56%	6.93%	6.36%	6.26%

(1)	These ratios utilize core noninterest income and core noninterest expense.

*	Annualized

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

STATEMENTS OF CONDITION

(Dollars in thousands)	Dec 31, 2007	Sept 30, 2007	June 30, 2007	Mar 31, 2007	Dec 31, 2006
Assets:
Cash and due from banks	$474,948	$403,302	$373,978	$359,233	$425,148
Interest bearing deposits in banks, federal funds sold	100,160	11,269	11,716	238,105	17,534
Securities purchased under agreements to resell	2,049,664	2,084,565	1,195,827	1,327,610	605,937
Total securities (AFS and HTM)	3,682,510	3,574,510	2,720,205	3,386,146	3,085,488
Loans held for sale	1,544,222	1,243,265	2,040,352	1,113,998	1,474,000
Loans, net of unearned income	15,923,178	15,206,452	15,457,047	14,921,476	15,478,889
Less: Allowance for loan losses	(238,845)	(172,678)	(178,274)	(172,602)	(174,850)

Net loans	15,684,333	15,033,774	15,278,773	14,748,874	15,304,039
Premises and equipment, net	500,558	466,933	464,911	426,893	407,696
Intangible assets, net	1,071,605	912,131	915,379	671,282	674,333
Bank-owned life insurance	475,593	472,324	467,240	462,238	457,812
Accrued interest and other assets	392,396	341,993	354,581	337,523	332,262

Total Assets	$25,975,989	$24,544,066	$23,822,962	$23,071,902	$22,784,249

Liabilities and Shareholders’ Equity:
Noninterest bearing transaction accounts	$2,988,457	$3,445,459	$3,166,851	$2,964,585	$2,869,845
Interest bearing transaction accounts	6,783,116	6,331,223	6,505,883	6,444,194	6,222,818

Total non-time deposits	9,771,573	9,776,682	9,672,734	9,408,779	9,092,663
Time deposits	7,317,108	6,834,610	7,052,084	6,532,932	6,596,827
Brokered time deposits	1,455,586	323,349	359,245	441,012	401,564

Total deposits	18,544,267	16,934,641	17,084,063	16,382,723	16,091,054
Repurchase agreements	568,721	571,331	613,289	768,705	832,672
Federal funds purchased and other short-term borrowings	—	751,000	535,320	511,076	1,133,000
Long-term debt	4,023,836	3,604,927	2,919,387	3,051,628	2,522,273
Other liabilities	272,536	220,015	167,937	261,442	147,915

Total liabilities	23,409,360	22,081,914	21,319,996	20,975,574	20,726,914
Minority interest/REIT preferred securities	293,058	293,206	293,278	—	—
Total shareholders’ equity	2,273,571	2,168,946	2,209,688	2,096,328	2,057,335

Total Liabilities and Shareholders’ Equity	$25,975,989	$24,544,066	$23,822,962	$23,071,902	$22,784,249

Common Shares Issued	167,407,169	163,172,315	163,102,683	156,662,992	156,258,708
Common Shares Outstanding	157,440,442	153,205,588	157,378,056	152,954,065	152,852,381

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

AVERAGE VOLUME AND RATES

(unaudited)

	Three Months Ended
	December 31, 2007			September 30, 2007			December 31, 2006
(Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
Loans, net of unearned income (2)	$15,388,350	$285,155	7.36%	$15,312,020	$296,369	7.69%	$15,463,091	$301,801	7.75%
Loans held for sale (2)	1,642,694	27,125	6.55%	1,637,193	29,572	7.17%	1,460,508	25,390	6.90%
Securities (2)	3,729,893	55,023	5.90%	3,087,712	44,944	5.82%	3,169,289	41,103	5.19%
Securities purchased under agreements to resell	2,021,052	33,529	6.59%	1,467,957	25,616	6.93%	593,989	10,488	7.01%
Other interest earning assets	135,136	1,512	4.45%	78,987	977	4.91%	125,954	1,695	5.34%

Total interest earning assets (1)	22,917,125	$402,344	6.98%	21,583,869	$397,478	7.32%	20,812,831	$380,477	7.27%

Nonearning assets (2)	2,414,450			2,288,847			1,920,659

Total assets	$25,331,575			$23,872,716			$22,733,490

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$6,363,370	$43,564	2.72%	$6,412,818	$50,106	3.10%	$6,163,786	$49,059	3.16%
Time deposits (2)	7,791,880	96,899	4.93%	7,320,067	92,111	4.99%	6,889,267	84,038	4.84%

Total interest bearing deposits	14,155,250	140,463	3.94%	13,732,885	142,217	4.11%	13,053,053	133,097	4.05%
Repurchase agreements	566,305	5,065	3.55%	562,344	5,826	4.11%	852,918	9,827	4.57%
Federal funds purchased and other short-term borrowings	937,034	10,985	4.65%	655,125	8,474	5.13%	1,198,104	16,030	5.31%
Long-term debt (2)	3,907,985	48,484	4.93%	3,290,566	43,005	5.19%	2,526,515	36,730	5.78%

Total interest bearing liabilities	19,566,574	$204,997	4.16%	18,240,920	$199,522	4.34%	17,630,590	$195,684	4.41%

Noninterest bearing demand deposits	2,982,015			2,949,526			2,886,424
Other liabilities (2)	236,435			213,124			171,297

Total liabilities	22,785,024			21,403,570			20,688,311
Minority interest/REIT preferred securities	293,098			293,244			—
Shareholders’ equity	2,253,453			2,175,902			2,045,179

Total liabilities and shareholders’ equity	$25,331,575			$23,872,716			$22,733,490

Rate differential			2.82%			2.98%			2.86%
Net yield on interest-earning assets on a tax equivalent basis		$197,347	3.43%		$197,956	3.65%		$184,793	3.53%
Taxable equivalent adjustments (1):
Loans		(204)			(247)			(94)
Securities		(1,942)			(1,698)			(231)

Total taxable equivalent adjustments		(2,146)			(1,945)			(325)

Net interest income		$195,201			$196,011			$184,468

TOTAL AVERAGE DEPOSITS
Total interest bearing deposits	$14,155,250	$140,463	3.94%	$13,732,885	$142,217	4.11%	$13,053,053	$133,097	4.05%
Noninterest bearing demand deposits	2,982,015	—	—	2,949,526	—	—	2,886,424	—	—

Total average deposits	$17,137,265	$140,463	3.25%	$16,682,411	$142,217	3.38%	$15,939,477	$133,097	3.31%

(1)

Interest earned and average rates on securities and loans exempt from income taxes are reflected on a fully tax equivalent basis using a federal income tax rate of 35%, net of nondeductible interest expense.

(2)

Unrealized gains (losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

AVERAGE VOLUME AND RATES

(unaudited)

	Twelve Months Ended December 31,
(Dollars in thousands)	2007			2006
	Average Volume	Interest	Rate	Average Volume	Interest	Rate

Assets:
Loans, net of unearned income (2)	$15,290,766	$1,168,231	7.64%	$15,339,699	$1,165,917	7.60%
Loans held for sale (2)	1,613,170	110,858	6.87%	1,374,115	92,921	6.76%
Securities (2)	3,170,823	179,410	5.66%	3,014,453	153,383	5.09%
Securities purchased under agreements to resell	1,467,233	99,602	6.79%	592,840	40,176	6.78%
Other interest earning assets	94,875	4,598	4.85%	88,799	4,434	4.99%

Total interest earning assets (1)	21,636,867	$1,562,699	7.22%	20,409,906	$1,456,831	7.14%

Nonearning assets (2)	2,208,397			1,827,784

Total assets	$23,845,264			$22,237,690

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$6,366,423	$191,815	3.01%	$6,110,866	$171,560	2.81%
Time deposits (2)	7,287,170	363,018	4.98%	6,708,168	297,729	4.44%

Total interest bearing deposits	13,653,593	554,833	4.06%	12,819,034	469,289	3.66%
Repurchase agreements	600,176	24,773	4.13%	867,534	37,327	4.30%
Federal funds purchased and other short-term borrowings	846,853	43,140	5.09%	1,119,169	57,464	5.13%
Long-term debt (2)	3,292,036	172,365	5.24%	2,324,505	136,237	5.86%

Total interest bearing liabilities	18,392,658	$795,111	4.32%	17,130,242	$700,317	4.09%

Noninterest bearing demand deposits	2,912,527			2,969,285
Other liabilities (2)	194,725			145,391

Total liabilities	21,499,910			20,244,918
Minority interest/REIT preferred securities	179,058			—
Shareholders’ equity	2,166,296			1,992,772

Total liabilities and shareholders’ equity	$23,845,264			$22,237,690

Rate differential			2.90%			3.05%
Net yield on interest-earning assets on a tax equivalent basis		$767,588	3.55%		$756,514	3.71%
Taxable equivalent adjustments (1):
Loans		(830)			(325)
Securities		(5,384)			(922)

Total taxable equivalent adjustments		(6,214)			(1,247)

Net interest income		$761,374			$755,267

TOTAL AVERAGE DEPOSITS
Total interest bearing deposits	$13,653,593	$554,833	4.06%	$12,819,034	$469,289	3.66%
Noninterest bearing demand deposits	2,912,527	—	—	2,969,285	—	—

Total average deposits	$16,566,120	$554,833	3.35%	$15,788,319	$469,289	2.97%

(1)

Interest earned and average rates on securities and loans exempt from income taxes are reflected on a fully tax equivalent basis using a federal income tax rate of 35%, net of nondeductible interest expense.

(2)

Unrealized gains (losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

ASSET QUALITY (unaudited)

RATIOS

	Dec 31, 2007	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006
Period end:
Allowance as a percent of net loans	1.50%	1.14%	1.15%	1.16%	1.13%
Total nonperforming assets as a percent of net loans, other real estate and repossessions	0.86%	0.46%	0.29%	0.22%	0.16%
Allowance as a percent of nonperforming assets	174%	246%	391%	525%	695%
Allowance as a percent of nonperforming loans	196%	280%	460%	601%	1247%
Net charge-offs as a percent of average net loans:
Quarter to date (annualized)	0.88%	0.27%	0.20%	0.06%	0.12%
Year to date (annualized)	0.35%	0.18%	0.13%	0.06%	0.12%

NONPERFORMING ASSETS

(Dollars in thousands)	Dec 31, 2007	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006
Nonaccrual loans	$121,886	$61,599	$38,719	$28,721	$14,025
Restructured loans	—	—	—	—	—

Total nonperforming loans	121,886	61,599	38,719	28,721	14,025
Other real estate owned	15,760	8,554	6,833	4,134	1,869
Loans held for sale	—	—	—	—	9,255

Total nonperforming assets	$137,646	$70,153	$45,552	$32,855	$25,149

Aggregate loans contractually past due 90 days for which interest is being accrued	$23,837	$20,617	$19,468	$6,247	$8,138
Total charge-offs	$34,818	$13,744	$9,234	$3,542	$6,301
Total recoveries	(923)	(3,348)	(1,654)	(1,347)	(1,634)

Net charge-offs:
Quarter to date	$33,895	$10,396	$7,580	$2,195	$4,667
Year to date	$54,066	$20,171	$9,775	$2,195	$18,343

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN FINANCIAL MEASURES (unaudited)

RECONCILIATION OF CERTAIN FINANCIAL MEASURES

(Dollars in thousands)	Dec 31, 2007	Dec 31, 2006	% Change
Loan growth:
Total Loans	$15,923,178	$15,478,889	3%
Excluding:
Impact of residential real estate loans sold in 1st quarter	—	(489,625)
Impact of Commercial Bankshares acquisition	—	585,340
Impact of Citrus & Chemical Bancorporation acquisition	—	533,245

Total loans, as adjusted	$15,923,178	$16,107,849	-1%

	2007	2006	% Change
Average deposit growth:
Average total deposits	$16,566,120	$15,788,319	5%
Excluding:
Impact of Commercial Bankshares acquisition	—	483,346
Impact of Citrus & Chemical Bancorporation acquisition	—	51,607

Average total deposits, as adjusted	$16,566,120	$16,323,272	1%

	4th Qtr. 2007	3rd Qtr. 2007	% Change
Average deposit growth:
Average total deposits	$17,137,265	$16,682,411	3%
Excluding:
Impact of Citrus & Chemical Bancorporation acquisition	—	204,747

Average total deposits, as adjusted	$17,137,265	$16,887,158	1%

	Dec 31, 2007	Sept 30, 2007	$ Change	% Change
Period end mortgage warehouse assets under management:
Securities purchased under agreements to resell - MWL	$1,549,664	$1,584,565	$(34,901)	-2%
Loans held for sale	1,484,502	1,218,936	265,566	22%
Mortgage warehouse loans	290,603	176,511	114,092	65%

Total mortgage warehouse assets on balance sheet	3,324,769	2,980,012	344,757	12%
Securitization of mortgage warehouse assets	1,000,000	1,500,000	(500,000)	-33%

Total mortgage warehouse assets under management	$4,324,769	$4,480,012	$(155,243)	-3%